Exhibit 99.2

 INVESTOR PRESENTATION  November 2021Accelerating MIS SpineCulture | Technology | Accessibility      Filed by CHP Merger Corp. pursuant to Rule 425 underthe Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934Subject Company: CHP Merger Corp. (File No. 001-39140)

 DISCLAIMER AND CONFIDENTIALITY NOTICE  ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  2  In this presentation, “Accelus”, the “Company”, “we”, “us” and “our” mean Integrity Implants Inc. d/b/a Accelus. All amounts are in U.S. dollars unless otherwise indicated. The information contained hereindoes not purport to contain all of the information about the Company or CHP Merger Corp. (“CHP”). The information contained herein has not been independently verified.In connection with the proposed business combination, CHP intends to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (the "Registration Statement"), which will include a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus, and other related documents. CHP's stockholders are advised to read, when available, the proxy statement/prospectus included in the Registration Statement, including any amendments thereto, as well as other documents filed with with SEC in connection with the proposed business combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus and other relevant materials will be mailed to stockholders of CHP as of a record date to be established for voting on the proposed business combination and other matters as may be described in the Registration Statement. Stockholders will be able obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: CHP Merger Corp., 25 Deforest Avenue, Suite 108, Summit, NJ 07901CHP, Accelus and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CHP's stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in CHP will be contained in the Registration Statement when available.No representations or warranties are made or implied with respect to the information contained herein. This presentation contains forward-looking statements with respect to the Company. These forward- looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, including without limitation the successful and timely completion and the commercialization of the products referred to herein. Forward-looking statements are not guarantees of performance. These forward-looking statements, including financial outlooks and strategies or deliverables stated herein, may involve, but are not limited to, comments with respect to the Company’s business or financial objectives, its strategies or future actions, its projections, targets, expectations for financial condition or outlook for operations. Words such as “may”, “will”, “would”, “could”, “expect”, “believe”, “plan”, “anticipate”, “intend”, “estimate”, “continue”, or the negative or comparable terminology, as well as terms usually used in the future and conditional, are intended to identify forward-looking statements. Information contained in forward-looking statements is based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including perceptions of historical trends, current conditions and expected future developments, as well as other considerations that are believed to be appropriate in the circumstances. These assumptions are considered to be reasonable based on currently available information, but the reader is cautioned that these assumptions regarding future events, many of which are beyond its control, may ultimately prove to be incorrect since they are subject to risks and uncertainties that affect the Company and its business. The forward-looking information set forth therein reflects expectations as of the date hereof and is subject to change thereafter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Undue reliance should not be placed on forward-looking statements. The forward-looking statements contained in this presentation are expressly qualified by this cautionary statement. This presentation is not intended to form the basis of any investment decision and there can be no assurance that any transaction will be undertaken or completed in whole or in part. The delivery of this presentation shall not be taken as any form of commitment on the part of the Company or its shareholders to proceed with any transaction, and no offers will subject the Company or its shareholders to any contractual obligations before definitive documentation has been executed. The Company reserves the right at any time without prior notice and without any liability to (i) negotiate with one or more prospective investors in accordance with any timetable and on any terms that the Company may decide, (ii) provide different information or access to information to different prospective investors, (iii) enter into definitive documentation and (iv) terminate the process, including any negotiations with any prospective investor without giving any reasons therefor.This presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of CHP, the Company, or any of their respective affiliates. No offering of securities shall be made except by means of a prospecus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

 DISCLAIMER AND CONFIDENTIALITY NOTICE  ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  2  This presentation includes certain financial measures not presented in accordance with GAAP. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.This presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward- looking non-GAAP financial measures is included. In addition, these non-GAAP financial measures may be calculated or presented differently than, and may not be comparable to, non-GAAP financial measures disclosed by other companies. This presentation contains forecasts with respect to the Company’s projected financial results, including Revenue and CAGR, for the Company’s fiscal years 2021 through 2025, and the data presented for the fiscal year 2020 is derived from unaudited financials. The Company’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information or that the prospective financial information will be the same as that presented in future public filings related to the business combination. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in such prospective financial information will be achieved. This presentation contains confidential information pertaining to the business, operations, and assets of the Company and the use hereof is governed by the confidentiality agreement (“CA”) or non-disclosure agreement (“NDA”) that has been executed by each recipient. If you are in possession of this presentation, you should familiarize yourself with such CA or NDA before reading, circulating, disclosing or using the presentation. If you have not executed and delivered, or are otherwise not bound by such CA or NDA, you have received this presentation in error. If so, please do not copy or distribute the presentation and return the presentation to the sender hereof.

 TODAY’S PRESENTERS    CHRIS WALSHCEO & Co-Founder Accelus    KEVIN WILLIAMSONChief Financial Officer Accelus      JOSEPH SWEDISHChairman CHP Merger Corp.        ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  2

INVESTMENT RATIONALE

Accelus provides a compelling opportunity for CHP

- Massive Market Opportunity
- Positive Clinical Outcomes
- Affordable, Accessible Solution
- Attractive Growth Profile, High Gross Margins
- Leverage CHP's Health System Relationships

Differentiated Platform Disrupting Minimally Invasive Spine Surgery

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

5

 ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  6  OUR MISSION:  Accelerating Minimally Invasive Spine Surgery

 ACCELUS AT A GLANCEImproving procedures and outcomes, creating favorable economics, and providing broad accessibility  Vast underserved market with opportunities to capture share  Providing broad accessibility, lowering the cost of care and expanding the market  Transformational robotic solution, reducing procedural complexity and accelerating growth  Attractive busines model with pull-through revenue opportunities  Clinically-impactful, data- driven, cost-effective, enabling implant technology    ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  7

SIGNIFICANT MARKET OPPORTUNITY

Accelus

SPINAL FUSION MARKET

- Large, established addressable market
- Demographics support continued market growth
- Growing OUS spinal fusion market of $3B+
- Industry positioned for advancements, disruption
- Enabling technologies accelerating growth and becoming must-have assets
- Opportunity to capture market share with a truly differentiated platform

HOT TRENDS

- ✓ MIS Procedures
- ✓ Endoscopic Surgery
- ✓ Expandable Cages
- ✓ Transition to the ASC
- ✓ Robotics/Navigation
- ✓ Augmented Reality



Pedicle Screws
$2.6B
Cervical
$1.7B
$6.5B+
US Market Opportunity
MIS Access and Other
~$380M
$1.9B
Lumbar Interbody

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

8

ACCELUS OFFERS A TOTAL MIS IMPLANT SOLUTION

Accelus

Solutions to address the complete procedure

Innovative Expandable Interbody Platform

FLAREHAWK

TORO



Differentiated and cost-effective solutions with high gross margins

Proprietary Fixation Systems

LINESIDER

PERISCOPE*



Proprietary screw technology with substantial growth potential

Biomaterial Offerings

BIONEST**



Allograft comprised demineralized bone matrix (DBM) cortical fibers

Enabling Robotic Technology

remi



Economically attractive robotic solution with sustainable source of consumables revenue

*Currently under development

** Private labeled product marketed by Accelus

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

9

 ADDRESSING THE CONSTRAINTS OF MINIMALLY INVASIVE SPINE PROCEDURESSimpler, safer procedures with more consistent outcomes  Reduce procedural complexity…Expand visualization…Increase reproducibility…Reduce radiation…Address inefficiency…Minimize learning curve…        Access Without CompromiseAdaptive Geometry + Precision Robotics      ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  10

     JOURNEY OF INNOVATION  2019    2016      2015      2018        2020      2021                2022    *  ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  11  *  *FDA clearance pending or pipeline product under development

GAME-CHANGING SPINAL IMPLANTS WITH ADAPTIVE GEOMETRY

Accelus



Our Mission

Solve the clinical challenges of MIS procedures through innovation and enabling technology

The Problem

MIS implants have chased footprint via trajectory, but results are mixed and clinical complications remain

Nerve and Vascular Injuries **Subsidence and Non-Union**

Our Solution

Bidirectional expandable lumbar fusion device, with a minimal insertion profile and maximum expansion

Clinical Results

Robust performance and significant clinical outcomes

97.4% Fusion Rate* **0** Adverse Effects* **0%** Subsidence*

*One year follow up study found 96.6% of patients and 97.4% of levels were considered fused, per Coric et al, Bidirectional Expandable Technology for Transforaminal or Posterior Lumbar Interbody Fusion: A Retrospective Analysis of Safety and Performance, Int J Spine Surg. 2020

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

12

Accelus

ADAPTIVE™ GEOMETRY

What is Adaptive Geometry?

- Next-generation solution for MIS procedures
- Proprietary expandable cage technology, featuring bidirectional expansion of interbody devices

Why Does it Matter?

- Minimal insertion profile with maximum footprint
- Delivers access through a narrow, neural corridor
- Respects the natural anatomy of the patient
- Designed for improved safety and clinical outcomes*

Adaptive Geometry™ in Action


14mm
12mm
Maximum Expansion
71% increase in height
56% increase in width

Adaptive Geometry Integrated Across the Portfolio

FLAREHAWK TiHAWK TORO

*Zero reported subsidence or device-related adverse events (Coric et al, Bidirectional Expandable Technology for Transforaminal or Posterior Lumbar Interbody Fusion: A Retrospective Analysis of Safety and Performance, Int J Spine Surg. 2020)

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

13

FLAREHAWK

Accelus

Broad service offering to address MIS needs

FlareHawk Family of Spinal Fusion Cages Designed For:

Minimal Insertion Profile
Minimizing neural retraction

Multiplanar Expansion
Wide footprint with no compromise

Improved Graft Delivery
Open architecture for continuous graft delivery

FLAREHAWK7



7mm profile
Endoscopically Assisted TLIF

FLAREHAWK9



9mm profile
expanding to 14 x 14mm

FLAREHAWK11



11mm profile
expanding to 17 x 14mm

TiHAWK



Titanium Coated
*TiHawk7, 9, 11**

11,000+	3	97.4%	0%	0
Cages Implanted	Clinical Studies	Fusion Rate*	Subsidence*	Adverse Events*

* Coric et al, Bidirectional Expandable Technology for Transforaminal or Posterior Lumbar Interbody Fusion: A Retrospective Analysis of Safety and Performance, Int J Spine Surg. 2020
**TiHawk11 anticipated to be available in Q1 2022

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

14

LINESIDER PEDICLE SCREW SYSTEM: ALLOWS PROCEDURAL CAPTURE

Accelus



Open

Robust implants and instrumentation to address complex pathology



MIS

Elegant design optimized for seamless percutaneous approach



Cortical

Modular tulip heads with slim profiles facilitate a mid-line approach

PERISCOPE*

Telescopic Screw Technology

Proprietary screw technology designed to reduce current frustrations and complications with posterior fixation. Complements robotics platforms.



MONGOOSE

An all-in-one screw delivery system designed to reduce instruments, surgical steps, and radiation. Allows for repositioning of screw trajectory without compromising screw purchase.



*Periscope™ under development

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

15

 ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  16  Optimized for daily use, witha small 30” x 30” footprintEasier to use, enablingbroader applicationsCompelling solution at one- third to one-fourth of the cost      TRANSFORMATIONAL NAVIGATION AND ROBOTIC TARGETING SYSTEM

NAVIGATION AND ROBOTIC TARGETING SYSTEM

Accelus

remi™
ROBOTIC NAVIGATION SYSTEM



The Problem: Surgeons that need robotics are in facilities that can't afford them

Our Solution:

- **Cost-Effective Without Compromise**
  Precision navigation robotic targeting system for spine surgery, offered at a fraction of the price of the competition
- **Attractive Surgeon Economics**
  Rapid system positioning with quick and easy set-up and breakdown allowing surgeons to treat more patients
- **Enhanced Ease of Use**
  Constructed to streamline workflows with a simplified, intuitive design, minimizing surgeon training requirements
- **Platform Built for Adaptability**
  Technology designed to expand applications to other spinal surgery procedures

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

17

ACCELUS ROBOTIC NAVIGATION SYSTEM


Accelus

EXTRAORDINARY FEATURES…

SMALLER

TABLE MOUNTED SYSTEM
WITH A NEARFIELD CAMERA

FASTER

35% REDUCTION IN PROCEDURE TIME
COMPARED TO THE COMPETITION*

MORE AFFORDABLE

PRICED AT A FRACTION OF THE COST
COMPARED TO THE COMPETITION

…WITHOUT COMPROMISE

*Soliman et al, Accuracy and Efficiency of Fusion Robotics Versus Mazor-X in Single-Level Lumbar Pedicle Screw Placement, Cureus Journal of Medical Science. 2021

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

18

PROTECTED INNOVATION

Accelus

GLOBAL PATENT PROTECTION

25 US PATENTS

25 US APPS

24 INT'L PATENTS

25 INT'L APPS

Patent Duration:
2033-2039

ROBUST PORTFOLIO WITH INNOVATIVE PRODUCT PIPELINE

510(k) Pathway:

- FlareHawk9
- LineSider
- FlareHawk7
- TiHawk
- Robotic System
- Toro-L
- Toro-P (2022*)
- Zform (2022*)
- 2-D Robotic System (2022*)
- Toro-A (2023*)

PUBLISHED CLINICAL DATA

3 PEER REVIEWED, MULTI-CENTER STUDIES ON FLAREHAWK

1 PEER REVIEWED ROBOTIC NAVIGATION STUDY

8 CLINCIAL STUDIES IN PROCESS & PROPOSED

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

*Anticipated product launch date

19

PEER-REVIEWED CLINICAL DATA

Accelus

FlareHawk Clinical Studies

- Published in International Journal of Spine Surgery (IJSS)
- Three retrospective, peer-reviewed studies
- Fusion rates commensurate with PLIF and TLIF procedures, minimal complications

Navigation and Robotic Targeting System

- Published in Cureus Journal of Medical Science
- Comparison against most commonly used spine robot platform (Mazor-X)
- Significantly shorter procedure workflow duration (better efficiency)

Current in-process and proposed clinical research includes:

- Pressure distribution comparison against commonly used interbody devices
- FlareHawk prospective EU
- Robotic navigation IRB submission
- LineSider anti-skiving
- Robotic navigation endoscopic
- MIS spondy TLIF
- Robotic navigation time reduction
- Robotic navigation Kambin's targeting

Compendium of Published Peer-Reviewed FlareHawk Data



Current Concepts of Contemporary Expandable Lumbar Interbody Fusion Cage Designs, Part 2: Feasibility Assessment of an Endplate Conforming Bidirectional
Clinical and Radiographic Outcomes After Minimally Invasive Transforaminal Lumbar Interbody Fusion—Early Experience Using a Biplanar Expandable Cage for Lumbar
Bidirectional Expandable Technology for Transforaminal or Posterior Lumbar Interbody Fusion: A Retrospective Analysis of Safety and Performance



Proven workflow efficiencies and time savings when utilizing Accelus' Robotic system

20

 ACCELUS’ NEXTADAPTIVE GEOMETRY OFFERING  TM  ©2021 ACCELUS, INC. ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  21

TORO

EXPANDABLE PLATFORM

Accelus

Adaptive Geometry Reimagined

Expands wide first under minimal load → then lifts with wide footprint



Lateral (LLIF)
Q1 2022



Posterior (PLIF / TLIF)
Q4 2022



Anterior (ALIF)
Q1 2023

FACILITIATES ENTRANCE INTO LATERAL AND ANTERIOR MARKETS

Key Features and Benefits of Toro Platform

- ✓ Inserted with minimal profile
- ✓ 3D Printed endplates
- ✓ Post-packed with bone graft
- ✓ Infinitely Expandable

©2021 ACCELUS, INC. ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

22

LUMBAR INTERBODY MARKET BY APPROACH



Posterior
57%
Anterior
25%
Lateral
18%
~155,000
Total Procedures Addressed Today

FLAREHAWK

MARKET FOR INTERBODY SPINAL FUSION DEVICES

- Total U.S. Spinal Fusion market is **~$6.5 billion**
- ~500,000 Thoraco-Lumbar procedures
- 250,000+ of which utilize Interbody Devices
- Interbody Devices represent a **~2 billion** market opportunity and growing…
- Accelus currently only serves Posterior (PLIF/TLIF) procedures, addressing ~63% of procedures and ~57% of the market value

SUBSTANTIAL OPPORTUNITY FOR GROWTH…

Reflects percentage of total market value ($) by surgical approach

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

23

LUMBAR INTERBODY MARKET BY APPROACH


Posterior
57%
Anterior
25%
Lateral
18%
TORO
TORO
240,000+
Total Procedures
Addressed by Pipeline

FLAREHAWK

ROBUST PIPELINE TO FILL OUT INTERBODY PORTFOLIO*

- Toro expands Accelus' market opportunity


Toro-Lateral


Torp-PLIF/TLIF


Toro-ALIF

ADDITIONAL OPPORTUNITIES

- More than 350,000 Cervical Fusion procedures performed annually
- Robot placements positioned to drive LineSider (pedicle screw) sales, which represents the largest segment of the spinal fusion market

Reflects percentage of total market value ($) by surgical approach
*Does not reflect full product pipeline

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

24

     Procedure Cross-Sale        Robot PlacementEconomically attractive option, enabling more surgeons to perform more procedures  ATTRACTIVE BUSINESS MODELEnabling technology drives product pull-through      Pull-Through Screws  Opportunities to capture additional elements of the procedure        Closed robotic system drives sales of fixation systems  ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  25

ESTABLISHED COMMERCIAL FOOTPRINT

Accelus

Strong Commercial Infrastructure

- ✓ Dedicated internal sales force
- ✓ External distributor network
- ✓ Growing talent pool
- ✓ Regionally focused
- ✓ Headquarters in Palm Beach, FL
- ✓ Centers of excellence accessible to our entire customer base
- ✓ Wide breadth of hospital approvals



Boulder, CO
Carlsbad, CA
Headquarters
Palm Beach,
FL

Commercialization Strategy

- ✓ Rapidly expand sales team
- ✓ Grow direct sales force in targeted markets
- ✓ Continue to build capital sales infrastructure
- ✓ Invest in surgeon training and education programs
- ✓ Increase procedural capture
- ✓ Focus ASC and enterprise level growth
- ✓ Path to expanding spine procedural offerings to drive exclusivity

Focused Strategy to Accelerate Growth

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

26

AMBULATORY SURGERY CENTER (ASC) MARKET

GROWING ASC OPPORTUNITY

- Spine procedures increasingly moving to ambulatory surgery centers
- 86% of spine surgeons expect to use ASCs
- Spine surgery is considered the most profitable and cost-effective ASC procedure
- Reimbursement tailwinds expected to continue
- Win-win-win for patients, payers and providers

ENABLING TECHNOLOGIES DRIVING ASC ADOPTION



Enables Outpatient MIS Procedures
Enabling
Simple
Solves Complicated Issues Simply
Accelus
Economical
Economically Accessible Solutions
Portable
Truly Portable Robotic Solution, Providing Ease of Use
Efficient
Improved Turnover and Proven Workflow Efficiency*

*Soliman et al, Accuracy and Efficiency of Fusion Robotics Versus Mazor-X in Single-Level Lumbar Pedicle Screw Placement, Cureus Journal of Medical Science. 2021

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

27

   WYATT GEISTCIO  WORLD-CLASS SPINE LEADERSHIP    CHRIS WALSHCEO & Co-Founder    ALEX LUKIANOVChairman    KEVIN WILLIAMSONCFO    KEVIN McGANNPresident    BLAKE STONEGeneral Counsel    ANDREW WOLFCSO  BRAD CLAYTONCTO      ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  28

GROWTH OPPORTUNITIES

Accelus

Drive Pull-Through Revenue

Robot placement to drive pull-through sales

Launch New Product Lines

Targeting 7 to 10 new product launches per year

Expand Sales Force Regionally

Rapidly expand sales team to capture share

Accelerate Adoption in ASCs

Reduce barriers to moving fusion procedures to ASCs

International Expansion

Grow in targeted international markets

Focused Strategy to Unlock Industry Leading Growth

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

29

 2020  2021E  2022E  2023E  2024E  2025E  $17M  $28M  $48M  $81M  $125M  $176M  FINANCIAL HIGHLIGHTS  $27.5MILLION  2021E REVENUE            80%+  GROSSMARGIN    Revenue Forecast4-year GrowthExpectations*    60%  2020 to 2025FORECASTED CAGR  GROWING AT  $81.0  2023EREVENUE    MILLION  ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  30  *Revenue projections rounded to the nearest million

INVESTMENT TAKEAWAYS

Accelus

Accelus

Accelerating
Minimally-Invasive
Spine Surgery

- Enabling technologies disrupting minimally invasive spine surgery
- Vast underserved market with opportunities to capture share
- Demonstrated value proposition with compelling clinical data
- Robust product pipeline addressing a broader market opportunity
- Compelling business model; pull-through revenue opportunities
- Experienced leadership team and industry thought leaders

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

31

 APPENDIX

ACHIEVABLE REVENUE GROWTH

Commentary

- Sales of existing products lines are anticipated to be the largest contributor to growth, largely driven by pull-through sales
- Robot Pull-Through revenue is expected to account for 20% of total sales by 2025



$81.0
$27.5
A
B
C
D
2021E
Core Products
Pipeline
Robot
Pull-Through
2023E

A Core Product Growth

- Comprised of our existing lines including:
  - FlareHawk / TiHawk*
  - LineSider Fixation (pedicle screws)
  - Biologics

B Pipeline Products

- Comprised of our near-term anticipated line extensions:
  - Toro Lateral
  - Toro ALIF
  - Toro PLIF/TLIF

C Robot Revenue

- Comprised of robot hardware sales and revenue generated from consumables

D Pull-Through Sales

- Comprised of sales from Core Products driven by robot placements
  - Direct pull-through of LineSider Fixation systems used in conjunction with robot
  - Indirect pull-through of interbody devices through cross-sale opportunities

*Includes new iterations of FlareHawk and TiHawk products

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

33

TRANSACTION OVERVIEW

Accelus

Source of Funds

SPAC Cash in Trust	$300.0
Accelus Rollover Equity	414.0
Total Sources	**$714.0**

Pro Forma Valuation

Share Price	$10.00
Pro Forma Shares Outstanding	77.0
Equity Value	**$770.2**
(+) Debt[2]	$15.3
(–) Pro Forma Cash[3]	($303.5)
Enterprise Value	**$482.0**
EV / 2022E Revenue	***10.0x***
EV / 2023E Revenue	***6.0x***

Use of Funds

Accelus Rollover Equity	$414.0
Cash to Balance Sheet	285.0
Estimated Transaction Fees[1]	15.0
Total Uses	**$714.0**

Illustrative Pro Forma Ownership


CHPM Public Shares
39%
54%
Accelus Rollover Equity
7%
CHPM Sponsor Shares

Note: Assumes no redemptions. Excludes impact of 1.9 million sponsor earnout shares vesting ratably at $13.00 and $16.00. Excludes impact of 15.0 million public warrants and 8.0 million sponsor warrants (including 1.6 million transferred to Accelus shareholders and 2.0 million subject to earnout ratably at $13.00 and $16.00) struck at $11.50. Includes 2.1 million sponsor shares and 2.2 million sponsor warrants subject to forfeiture if cash delivered is between $150 million and $75 million after redemptions.

1. Estimated transaction fees and expenses for both SPAC and target including advisory, legal, accounting, and other fees.
2. Debt balance reflect Accelus' current outstanding debt of $9.3 million and an anticipated $6.0 million incremental drawdown from the existing credit facility to fund ordinary course business operations.
3. Pro forma cash balance includes: (i) $2.5 million of existing cash on balance sheet as of November 10, 2021; (ii) $285.0 million of net proceeds from SPAC; (iii) estimated $10.0 million of proceeds from anticipated closing of ongoing Series D financing; (iv) anticipated $6.0 million of proceeds from scheduled incremental drawdown of credit facility to fund ordinary course business operations. Actual pro forma cash balances subject to change.

©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.

34

COMPELLING VALUATION    EV / Revenue 2022E  EV / Revenue 2023E  Revenue CAGR’21 – ‘23  High Growth Med-Tech  15.9x  12.1x  40%  Premium Spine & Orthopedics  9.0x  7.4x  21%  Enabling Robotic Technology  25.5x  16.0x  48%  Accelus  10.0x  6.0x  72%      Source: Wall Street research, company filings and S&P Capital IQ; market data as of November 5, 2021  ©2021 ACCELUS ALL RIGHTS RESERVED. CONFIDENTIAL. DO NOT DISTRIBUTE.  35